Exhibit j




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report dated December 16, 2005, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-63797 and 811-7391) of AllianceBernstein Global Strategic Income Trust, Inc.





                                                    ERNST & YOUNG LLP

 New York, New York
 January 25, 2006